UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2019

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 30, 2019, HMS Income Fund, Inc. (the “Company”) decreased the price at which it issues shares of its common stock (the “Reinvestment Purchase Price”) under its distribution reinvestment plan (the “DRP”) from $8.10 to $8.05, effective as of the distribution payable on September 3, 2019. As previously disclosed by the Company, the Reinvestment Purchase Price is determined by the Company’s board of directors or a committee thereof, in its sole discretion, such that it is (i) not less than the net asset value per share of common stock determined in good faith by the Company’s board of directors or a committee thereof, in its sole discretion, within forty-eight hours prior to the payment of a distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share. The purpose of this decrease is to ensure that the Company does not issue shares under the DRP at a price per share that is more than 2.5% greater than the NAV Per Share.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

September 4, 2019	By:	/s/ Jeffrey S. Folkerts
Name: Jeffrey S. Folkerts
Title: Chief Accounting Officer and Treasurer